Exhibit 10.1

Execution Copy

MagnaChip Semiconductor S.A.

MagnaChip Semiconductor Finance Company

$300,000,000 Floating Rate Second Priority Senior Secured Notes due 2011

$200,000,000 6 7/8 % Second Priority Senior Secured Notes due 2011

$250,000,000 8% Senior Subordinated Notes due 2014

PURCHASE AGREEMENT

December 16, 2004

New York, New York

UBS Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

MagnaChip Semiconductor S.a r.l, a Luxembourg private limited liability company (societe a responsabilite limitee) (which will be converted to a Luxembourg public limited liability company (societe anonyme) prior to the Closing Date (as defined herein)) (“Luxco”) and its wholly owned subsidiary, MagnaChip Semiconductor Finance Company, a Delaware corporation (the “Co-Issuer,” and together with Luxco, the “Issuers”), and MagnaChip Semiconductor LLC, a Delaware limited liability company (“Parent”), and each of the other Guarantors (as defined herein) agree with you as follows:

1. Issuance of Notes. The Issuers propose to issue and sell to UBS Securities LLC (the “Representative”) and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (together with the Representative, the “Initial Purchasers”) $300,000,000 aggregate principal amount of its Floating Rate Second Priority Senior Secured Notes due 2011 (the “Original Floating Rate Notes”), $200,000,000 aggregate principal amount of its 6 7/8 % Second Priority Senior Secured Notes due 2011 (the “Original Fixed Rate Notes,” and together with the Original Floating Rate Notes, the “Original Senior Notes”) and $250,000,000 aggregate principal amount of its 8% Senior Subordinated Notes due 2014 (the “Original Subordinated Notes,” and together with the Original Senior Notes, the “Original Notes”). The Issuers’ obligations under the Original Senior Notes and the Senior Notes Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Senior Guarantees,” and together with the Original Senior Notes, the “Senior Securities”) on a second-lien, senior secured basis, by Parent and each of the Subsidiaries (as defined below) listed on the signature pages hereto (the “Guarantors”). The Issuers’ obligations under the Original Subordinated Notes and the Subordinated Notes Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Subordinated Guarantees,” and together with the Original Subordinated Notes, the “Subordinated Securities”) on a senior subordinated basis, by each of the Guarantors except MagnaChip Semiconductor, Ltd. (Korea). The Senior Guarantees and the Subordinated Guarantees are referred to herein as the “Guarantees”. The Senior Securities and the Subordinated Securities are referred to herein as the “Securities.” The Senior Securities will be issued pursuant to an indenture (the “Senior Notes Indenture”) and the Subordinated Securities will be issued pursuant to a separate indenture (the “Subordinated Notes Indenture,” and together with the Senior Notes Indenture, the “Indentures”), each to be dated the Closing Date (as defined herein), by and between the Issuers and the trustee to be named therein, as trustee (the “Trustee”).

The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of December 6, 2004 as supplemented by a Supplemental Preliminary Offering Memorandum dated December 13, 2004, (as supplemented, the “Preliminary Offering Memorandum”), and a final offering memorandum, dated as of and available for distribution on the date hereof, (the “Offering Memorandum”) relating to the Issuers and the Securities.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Original Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the legend in the form of Exhibit A attached hereto (along with such other legends as the Initial Purchasers and their counsel deem necessary).

The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Purchase Agreement (this “Agreement”) has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).

Holders (including subsequent transferees) of the Senior Securities will have the registration rights under the registration rights agreement (the “Senior Registration Rights Agreement”) and the Holders (including subsequent transferees) of the Subordinated Securities will have the registration rights under a separate registration rights agreement (the “Subordinated Registration Rights Agreement” and together with the Senior Registration Rights Agreement, the “Registration Rights Agreements”), among the Issuers, the applicable Guarantors and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit B. Under the Registration Rights Agreements, the Issuers will agree to (i) file with the Securities and Exchange Commission (the “Commission”) (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to new issues of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreements), the “Exchange Notes” and,

together with the Original Notes, the “Notes”), guaranteed by the guarantors under the Indentures, to be offered in exchange for the Original Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indentures or indentures substantially identical to the Indentures and/or (b) under certain circumstances set forth in the Registration Rights Agreements, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Original Notes and the Guarantees thereof, (ii) to use all commercially reasonable efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to use all commercially reasonable efforts to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreements.

The Senior Securities will have the benefit of the Security Documents (as defined in the Senior Notes Indenture), pursuant to which the Issuers will, among other things, grant security interests in and liens on substantially all of the assets of the Parent and the Guarantors that secure our new senior secured credit facility, subject to certain exceptions, as described in the Offering Memorandum (the “Collateral”).

The Collateral securing the Senior Securities will be governed by (a) the Intercreditor Agreement, to be dated as of the Closing Date (the “Intercreditor Agreement”), among the Issuers, the Parent, the pledgors from time to time party thereto, the UBS AG, Stamford Branch, as Administrative Agent, the Collateral Trustee and the Trustee, (b) the Security Agreement, to be dated as of the Closing Date (as defined herein) (the “Security Agreement”), between the Issuers and the Collateral Trustee (as defined in the Senior Notes Indenture) and (c) the Security Documents.

The Securities are being offered and sold by the Issuers in connection with a refinancing and recapitalization plan (the “Refinancing”) that includes, among other things, (i) the establishment by the Issuers of a new senior secured bank credit facility pursuant to the Credit Agreement, among the Issuers, the Guarantors, the lenders party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, and UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, expected to be dated on or about the Closing Date (together with all other documents related to such facility, the “Credit Documents”), consisting of a multicurrency revolving credit facility of up to $100.0 million, (ii) the repayment by MagnaChip Semiconductor Ltd. (Korea) of all of its obligations outstanding pursuant to the loan agreement, dated September 23, 2004, among Hynix Semiconductor Inc., as borrower, Korea Exchange Bank, as arranger, the banks and other financial institutions named therein as lenders, Korea Exchange Bank as agent and security agent (the “Original Credit Agreement”) and the related Novation Agreement, dated October 6, 2004, among Hynix Semiconductor Inc., as existing borrower, Korea Exchange Bank, the other financial institutions named therein, and MagnaChip Semiconductor, Ltd. (Korea), as new borrower (the “Novation Agreement,” and together with the Original Credit Agreement the “Existing Credit Agreement”), other than loans (and reimbursements with respect to any letters of credit still outstanding thereunder) which may not be prepaid prior to one year following the date such loan is made, and (iii) the redemption of (a) $50 million worth of the Parent’s outstanding Series B Preferred Units prior to the Closing Date, (b) all of the Parent’s outstanding Series A Preferred Units on or after the Closing Date and (c) approximately $308 million worth of the Parent’s outstanding Series B Preferred Units on or after the Closing Date, all as described in the Offering Memorandum.

This Agreement, the Notes, the Guarantees, the Indentures, the Security Documents and the Registration Rights Agreements, the Exchange Notes and the related Guarantees are hereinafter sometimes referred to collectively as the “Note Documents.” The Note Documents and the Credit Documents are hereinafter sometimes referred to collectively as the “Transaction Documents.” The issuance and sale of the Securities (including the grant of security interests and liens pursuant to the Security Documents), the effectiveness of the Credit Documents and the initial borrowings thereunder and the Refinancing are collectively referred to as the “Transactions.”

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Senior Securities shall be 97.75% of their principal amount and the purchase price for the Subordinated Securities shall be 97.5%; provided that $40.0 million in aggregate principal amount of Original Subordinated Notes purchased by the Initial Purchasers shall be purchased at a purchase price of 100% of the principal amount thereof and shall be resold to an affiliate of Citigroup Venture Capital Equity Partners, L.P. or such affiliate’s designees for a purchase price equal to 100% of the principal amount thereof. The Issuers and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on December 22, 2004 (such date and time, the “Closing Date”) at the offices of Latham & Watkins LLP, 233 South Wacker Drive, Suite 5800, Chicago Illinois 60606. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Issuers.

The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Issuers in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.

4. Agreements of the Issuers and the Guarantors. Each of the Issuers and the Guarantors, jointly and severally, covenants and agrees with the Initial Purchasers as follows:

(a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, with as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

(b) Not to make any changes or additions to the information contained in the Offering Memorandum from the corresponding information contained in the Preliminary Offering Memorandum other than (i) changes to reflect pricing information with respect to the Securities and (ii) such other changes and additions as to which the Initial Purchasers shall previously have been advised of in writing reasonably in advance and to which they shall not have reasonably objected within a reasonable period of time after being so advised.

(c) If, prior to the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur or information become known that, in the reasonable judgment of the Issuers or the Guarantors or in the reasonable judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading and (ii) the Offering Memorandum will comply with applicable law.

(d) To qualify or register the Securities for offering and sale by the Initial Purchasers under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request. Notwithstanding the foregoing, no Issuer nor Guarantor shall be required to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to execute a general consent to service of process or any service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers, but not, however, legal fees, expenses or disbursements of the Initial Purchasers’ counsel incurred in connection therewith unless explicitly stated below) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto, (ii) 100% of the expenses of any aircraft, and 50% of all other expenses (including other travel related expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents, the Security Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States, provinces of Canada, and such other jurisdictions as the Initial Purchasers may reasonably request as to which the Issuers do not reasonably object (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and reasonable fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the application for quotation of the Securities in The Portal MarketSM (“Portal”) of the National Association of Securities Dealers, Inc. (“NASD”), (vii) the inclusion of the Securities in the book-entry system of The Depository Trust Company (“DTC”), (viii) the rating of the Securities by rating agencies, (ix) the reasonable fees and expenses of the Trustee and the Collateral Agent and their counsel, (x) the performance by the Issuers of their other obligations under the Note Documents and (xi) all reasonable expenses associated with performance by the Issuers and the Guarantors of their obligations under Section 8(h) of this Agreement or under any of the Security Documents except as otherwise specified therein.

(g) To use the proceeds from the sale of the Original Notes and initial borrowings under the Credit Agreement, if any, substantially in the manner described in the Offering Memorandum under the caption “Use of proceeds.”

(h) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.

(i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.

(j) During the period of two years after the Closing Date, not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them, other than to an Issuer or an affiliate of either Issuer.

(k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers make no covenant) not to engage, in any form of general solicitation or general advertising

(within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States prior to the effectiveness of a registration statement, if any, with respect to the Securities.

(l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Issuers makes no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Issuers will pay the expenses of preparing, printing and distributing such documents.

(n) To comply with their obligations under the Registration Rights Agreements.

(o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.

(p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Issuers, a copy of any regularly prepared internal financial statements of the Parent and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum, and (ii) all other financial reports that the Issuers mail or otherwise makes available to its security holders.

(q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum, or any amendment or supplement thereto prepared in accordance with Section 4(b).

(r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.

(s) In connection with the offering, until the Initial Purchasers shall have notified the Issuers of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, other than with respect to the sale to an affiliate or such affiliate’s designees of Citigroup Venture Capital

Equity Partners, L.P. as stated in Section 2 hereof, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

(t) To use all commercially reasonable efforts to effect the inclusion of the Securities in Portal.

(u) During the period from the date hereof through and including the date that is 90 days after the date hereof, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers, the Parent or any Subsidiary and having a tenor of more than one year, except in connection with the Exchange Offer.

(v) To provide all certificates, agreements, including control agreements, or instruments, if any, reasonably necessary to perfect the Collateral Agent’s and the Collateral Trustees’ (as applicable) security interest in any of the Collateral of each of the Issuers and Guarantors after the Closing Date subject to the reasonable satisfaction of the Trustee and its counsel and reasonably practicable under local law.

5. Representations and Warranties. (a) Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to the Initial Purchasers that:

(i) The Preliminary Offering Memorandum and the Offering Memorandum, and each amendment or supplement thereto, if any, have been prepared for use in connection with the Exempt Resales. None of the Preliminary Offering Memorandum (as supplemented by the supplement to the Preliminary Offering Memorandum dated December 13, 2004), the Offering Memorandum or any supplement or amendment thereto as of their respective dates contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by or on behalf of the Initial Purchasers expressly for use therein. No order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.

(ii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(iii) As of September 30, 2004, the Issuers, the Parent and their subsidiaries on a consolidated basis shall have the capitalization as set forth under the “Actual” column under the heading “Capitalization” in the Offering Memorandum. All of the issued and outstanding equity interests of the Issuers and the Parent have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule II is a true and complete list of each entity in which the Parent has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Parent free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to or permitted by the Indentures, the Security Documents and the Credit Documents). Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Parent. Except as set forth in the Second Amended and Restated Securityholders’ Agreement dated as of October 6, 2004, by and among the Parent and the other parties thereto, no holder of any securities of the Parent, the Issuers or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreements

(iv) Each of the Parent, the Issuers and each Guarantor (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the business, financial condition, results of operations or properties of the Parent, the Issuers and the Subsidiaries, taken as a whole.

(v) Each Issuer has all requisite corporate or other power and authority to execute, deliver and perform all of their obligations under the Note Documents to which they are a party and to consummate the transactions contemplated hereby, and, without limitation, the Issuers have all requisite corporate power and authority to issue, sell and deliver and perform their obligations under the Notes.

(vi) This Agreement has been duly and validly authorized, executed and delivered by each Issuer and each Guarantor.

(vii) The Indentures have been duly and validly authorized by each Issuer and each Guarantor and, when duly executed and delivered by the Issuers and the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will be the legally binding and valid obligations of each such Issuer and Guarantor, enforceable against it in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors’ rights generally, by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and other similar doctrines affecting the validity, legally binding nature or enforceability of obligations or agreements generally and, as to rights of indemnification and contribution, by federal or state securities laws or principles of public policy (the “Enforceability Exceptions”). The Indentures, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(viii) The Original Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Issuers, and when duly executed, issued and delivered by the Issuers against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indentures, and duly authenticated by the Trustee, the Original Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indentures and enforceable against the Issuers in accordance with their terms, except as may be limited by the Enforceability Exceptions. The Original Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Issuers, and when duly executed, issued and delivered by the Issuers in accordance with the terms of the Registration Rights Agreements, the Exchange Offer and the Indentures, and when duly authenticated by the Trustee, the Exchange Notes will be legally binding and valid obligations of the Issuers, entitled to the benefits of the Indentures and enforceable against the Issuers in accordance with their terms, except as may be limited by the Enforceability Exceptions.

(ix) Each of the Senior Guarantees and the Subordinated Guarantees have been duly and validly authorized by each of the Guarantors and, when the Original Notes are duly executed, issued and delivered by the Issuers against payment by the Initial Purchasers, and authenticated by the Trustee, in each case in accordance with the terms of this Agreement and the Indentures, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as may be limited by the Enforceability Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are duly executed, issued and delivered by the Issuers, and authenticated by the Trustee, in each case in accordance with the terms of the Registration Rights Agreements, the Exchange Offer and the Indentures, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except as may be limited by the Enforceability Exceptions.

(x) The Registration Rights Agreements have been duly and validly authorized by each Issuer and each Guarantor and, when duly executed and delivered by the Issuers and the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer and Guarantor, enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions. The Registration Rights Agreements, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(xi) Each of the Security Documents has been duly and validly authorized by each Issuer, Parent or Guarantor party thereto and, when duly executed and delivered by the Issuers, the Parent, or any such Guarantor (assuming the due authorization, execution and delivery thereof by the Collateral Agent), will constitute a valid and legally binding obligation of each such Issuer, Parent or Guarantor, enforceable against them in accordance with its terms, except as may be limited by the Enforceability Exceptions.

(xii) Upon filing, recording or registration of appropriate financing statements (containing adequate descriptions of the personal property Collateral), Mortgages and similar instruments with the appropriate governmental authorities (including payment of the appropriate filing or recording fees and any applicable taxes) and delivery of the applicable documents to the Collateral Trustee in accordance with the provisions of the Security Documents, holders of Senior Notes will have a valid and perfected second priority Lien on Collateral consisting of certain real property and a perfected second priority security interest in Collateral consisting of certain personal property, on the Closing Date, superior to and prior to the Liens of all third persons other than the holders of Permitted Prior Liens (as defined in the Security Agreement or as defined in the Senior Notes Indenture), as applicable, and, in the case of the mortgaged property, Prior Liens (as defined in the applicable Mortgage), and thereafter subject to no other Liens, except for Permitted Liens (as defined in the applicable Security Documents).

(xiii) With respect to the mortgaged property, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect: (A) the water, gas, electricity, telecommunications and other utilities serving the mortgaged property are currently adequate in all material respects to service the normal operations conducted thereon consistent with past practice; (B) each mortgaged property has physical and legal vehicular and pedestrian access to and from public roadways; and (C) Issuers have not received any written notice for assessments for public improvements against any of the mortgaged property that remain unpaid and no such assessment has been proposed in writing. The Issuers have not received any written notice or order by any governmental authority, any insurance company which has issued a policy with respect to any of such mortgaged property or the Korea Fire Protection Association or other body exercising similar functions which (I) related to any material violations of or material non-conformity with any applicable law concerning zoning, building, safety or subdivision with respect to any of the mortgaged property, (II) claims any material defect or deficiency with respect to any of the mortgaged property or (III) requests the performance of any material repairs, alterations or other work to or in any of the mortgaged property or in the streets bounding the same. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any of the mortgaged property and no such proceeding is threatened. The water, oil, gas, electrical, telecommunications, sewer, storm and waste water systems and other utility services or systems for the mortgaged property which have been installed are operational and sufficient for the operation of the Issuers and Guarantors business as currently conducted. Except to the extent that such condition would not reasonably be expected to have a Material Adverse Effect or not have a material adverse effect on the affected mortgaged property or materially impair the conduct of Issuers’ and the Guarantors’ business as currently conducted, (I) no improvements erected on any mortgaged property encroaches on any adjoining property or street; (II) the Issuers and Guarantors are in actual exclusive possession or control of the mortgaged property, subject to space leases which do not materially interfere with the conduct of the business as currently conducted; and (III) each owned mortgaged property and the use thereof by the Issuers and the Guarantors in connection with the business as currently used complies with all material covenants, easements, and restrictions of record affecting such mortgaged property.

(xiv) [Reserved].

(xv) Neither the Parent, the Issuers nor any Guarantor is (A) in violation of its charter, bylaws or other constitutive documents, (B) in default (or, with notice or lapse of time or both, would be in default) in the due performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which the Parent, the Issuers or any Subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), or (C) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except, in the case of clauses (B) and (C), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xvi) The execution, delivery and performance of the Transaction Documents and consummation of the Transactions does not and will not (i) violate the charter, bylaws or other constitutive documents of the Parent, the Issuers or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Time as contemplated by the Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Parent, the Issuers or any Subsidiary (other than as created pursuant to or permitted by the Senior Notes Indenture, the Security Documents and the Credit Documents) under any of the Agreements and Instruments or (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or any judgment, order or decree of any Governmental Authority, except in the case of clauses (ii) and (iii), for such conflict or violation which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Parent, the Issuers or any Guarantor for the execution, delivery and performance by the Parent, the Issuers or any Guarantor of the Transaction Documents and the consummation of the Transactions, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreements, and qualification of the Indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the issuance of the Exchange Notes, (C) such filings and recordings with Governmental Authorities as may be required to perfect liens under the Security Documents and the Credit Documents, (D) such consents, approvals, authorizations, orders, filings, registrations, qualifications, licenses or permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes or (E) with respect to such consent, approval, authorization or order of, or filing, registration, qualification, license or permit, which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect . No consents or waivers from any other person or entity are required for the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, the Issuers or any Subsidiary.

(xvii) The public accountant whose report is included in the Offering Memorandum are independent within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations. The historical financial statements (including the notes thereto) included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure, and, because MagnaChip Semiconductor, Ltd. (Korea) is not guaranteeing the Subordinated Securities, an additional footnote to the financial statements is required to show condensed financial information for the guarantor and non-guarantor financial statements in a consolidating format. The historical financial information set forth under the captions “Offering memorandum summary — Summary historical and pro forma consolidated financial data,” “Summary historical and pro forma consolidated financial data” and “Selected financial and other data” included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of MagnaChip Semiconductor, Limited. The ratio of earnings to fixed charges has been calculated in compliance with Item 503(d) of Regulation S-K. Since the date as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (A) neither the Parent, the Issuers or any Guarantor has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Issuers or any Guarantor that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (C) there has been no dividend or distribution of any kind declared, paid or made by the Parent on any of its equity interests and (D) there has not been any material increase in the long-term debt of the Issuers or any Guarantor.

(xviii) The unaudited proforma consolidated financial statements (including notes “(a)” through “(dd)” thereto) under the caption “Unaudited proforma consolidated financial information” included in the Offering Memorandum have been prepared in good faith and the Issuers believe that they substantially comply with the applicable requirements of Regulation S-X and the Commission’s rules and guidelines with respect to pro forma financial statements. The proforma adjustments related to the proforma condensed consolidated income statement have been computed assuming the Acquisition (as defined in the Offering Memorandum) or the Acquisition and the offering and sale of the Securities (the “Offering”), as applicable, were consummated at the beginning of the fiscal year presented and includes all adjustments which give effect to events that are (i) directly attributable to the Acquisition or the Acquisition and the Offering, as applicable, (ii) expected to have a continued impact on the Issuers and (iii) factually supportable. The pro forma adjustments related to the condensed consolidated balance sheet was computed assuming the Acquisition or the Acquisition and the Offering, as applicable, was consummated at the end of the most recent period for which a balance sheet is required by Rule 3-01 of Regulation SX and includes all adjustments which give effect to events that are directly attributable to the Acquisition or the Acquisition and the Offering, as applicable, and are factually supportable regardless of whether they have a continuing impact or are non-recurring. All adjustments are referenced to notes that clearly explain the assumptions involved. The assumptions and computations used in preparing the pro forma financial statements and the other pro forma financial data included in the Offering Memorandum are made on a reasonable basis and in good faith, and present fairly in all material respects the historical financial information and impact of the Acquisition and the Offering as contemplated by the Offering Memorandum.

(xix) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Issuers have obtained the written consent to the use of such data from such sources to the extent required.

(xx) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Transactions, together, the Issuers are and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.

(xxi) Except as set forth in the Offering Memorandum, there is (A) no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Issuers, threatened or contemplated, to which the Parent, the Issuers or any Guarantor is or may be a party or to which the business, assets or property of the Parent, the Issuers or any Guarantor is or may be subject, (B) no law, statute, rule or regulation that has been enacted, adopted or issued or, to the knowledge of the Issuers, that has been proposed by any Governmental Authority, (C) no judgment, decree or order of any Governmental Authority that, in any of clause (A), (B) or (C), could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii) Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Parent, the Issuers or any Subsidiary exists or, to the knowledge of the Issuers, is imminent.

(xxiii) Except as disclosed in the Offering Memorandum or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) the Parent, the Issuers and the Guarantors are in compliance with and not subject to any pending or, to their knowledge, threatened liability under applicable Environmental Laws (as defined below), (B) the Parent, the Issuers and the Guarantors have made all filings and provided all notices required under any applicable Environmental Law, and have, and are in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws for their current operations and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to their knowledge, threatened against the Parent, the Issuers or any Guarantor under any Environmental Law, (D) no lien, charge, encumbrance or restriction is recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Issuers or any Guarantor, (E) neither the Parent, the Issuers nor any Guarantor has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable law of any state of the United States, Korea or the jurisdiction of incorporation or organization of any of the Guarantors and (F) no property or facility of the Parent, the Issuers or any Guarantor is (y) listed or proposed for listing on the National Priorities List under CERCLA or (z) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to: (A) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (B) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (C) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(xxiv) The Parent, the Issuers and the Subsidiaries have (A) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities and all self-regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by them in the manner described in the Offering Memorandum, except where the failure to hold such Authorizations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (B) no action suit or proceeding is pending, or to the knowledge of the Parent or any Subsidiary, threatened before or by any Governmental Authority or self-regulatory authority to limit, suspend or revoke any such Authorization, except where such limitation, suspension or revocation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and the Parent, the Issuers and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or noncompliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxv) The Parent, the Issuers and the Guarantors have valid and marketable title in fee simple to all items of owned real property, including, without limitation, all mortgaged property, and valid title to all personal property owned by each of them, including, without limitation, all Collateral (as defined in the Senior Notes Indenture), in each case free and clear of any pledge, lien, encumbrance, security interest or other defect or claim of any third party, except (A) such as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (B) liens described in the Offering Memorandum, (C) as created pursuant to the Senior Notes Indenture, the Security Documents, the Credit Documents and (D) liens permitted by the Senior Notes Indenture, Security Documents and Credit Documents. Any real property (including, without limitation, all mortgaged property subject to a leasehold mortgage), personal property (including, without limitation, all Collateral that is leased) and buildings held under lease by the Parent, the Issuers or any such Guarantor are held under valid, subsisting and enforceable leases, with such exceptions as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and except for the Enforceability Exceptions.

(xxvi) Except as set forth in the Offering Memorandum, the Parent, the Issuers and each Guarantor owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by it as described in the Offering Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Offering Memorandum, neither the Parent, the Issuers nor any Guarantor has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that would reasonably be expected to have a Material Adverse Effect.

(xxvii) All tax returns required to be filed by the Parent, the Issuers or any Guarantor through the date hereof have been filed in all jurisdictions where such returns are required to be filed; and all taxes, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which reserves have been provided to the extent required by and in accordance with GAAP or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii) Neither the Parent, the Issuers nor any Guarantor has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Parent, the Issuers or any Guarantor makes or ever has made a contribution and in which any employee of the Issuers or any Guarantor is or has ever been a participant except as would not reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Parent, the Issuers and each Guarantor is in compliance in all material respects with all applicable provisions of ERISA.

(xxix) Neither the Parent, the Issuers nor any Guarantor is, or after giving effect to the Transactions will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx) The Parent, the Issuers and the Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in accordance with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals.

(xxxi) Prior to the date hereof, neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, or anyone acting on its behalf, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.

(xxxii) No form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) was used by the Issuers or any person acting on their behalf (other than any Initial Purchaser, or anyone acting on its behalf, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales. Neither the Issuers nor any of their affiliates have entered into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(xxxiii) Except as described in the sections entitled “Plan of distribution” or “Certain relationships and related transactions” in the Offering Memorandum, there are no contracts, agreements or understandings between the Issuers or any Guarantor and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against the Parent, the Issuers, any Guarantor or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxxvi) Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Issuers hereby consent to such reliance.

(b) Each Initial Purchaser represents that it is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities, and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. The Initial Purchasers have advised the Issuers that they will offer the Original Senior Notes and the Original Subordinated Notes to Eligible Purchasers at a price initially equal to 100%, of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Original Notes. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:

(i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has solicited and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S.

(ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.

Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.

6. Indemnification. (a) Each of the Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, the Issuers and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser through the Representative expressly for use therein; provided, further, that with respect to any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of material fact in the Preliminary Offering Memorandum or Offering Memorandum, or any supplement thereto or amendment thereof, the indemnity agreement contained in this Section 6 shall not inure to the benefit of any Initial Purchaser from whom such person asserting any such Loss purchased the Notes, to the extent that any such Loss of such Initial Purchaser occurs under the circumstance where (i) the Issuers had previously furnished the Offering Memorandum or amendment or supplement, as the case may be, to the Initial Purchasers, (ii) delivery of the Offering Memorandum or amendment or supplement, as the case may be, to such person was required by the Act, (iii) the untrue statement or omission of a material fact contained in the Preliminary Offering Memorandum or Offering Memorandum was corrected in the Offering Memorandum or amendment or supplement, as the case may be, and (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of Securities to such person, a copy of the Offering Memorandum or amendment or supplement, as the case may be. This indemnity agreement will be in addition to any liability that the Issuers and Guarantors may otherwise have, including, but not limited to, liability under this Agreement.

(b) Each Initial Purchaser agrees to indemnify and hold harmless the Issuers and the Guarantors, and each person, if any, who controls any of the Issuers and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and the Guarantors and the agents, employees, officers and directors of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of such Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement. The Issuers, the Guarantors and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have, including, but not limited to, liability under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof except as follows. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this Section 6, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 45 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers and the Guarantors are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer and the Guarantors or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

The Issuers and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer or Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer or Guarantor shall have the same rights to contribution as the Issuers or the

Guarantors. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The obligations of the Initial Purchasers under this Section 7 are several in proportion to their respective purchase obligations and not joint.

8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:

(a) All of the representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers and the Guarantors shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date.

(b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers on the date of this Agreement or at such later date as the Initial Purchasers may determine. No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Parent, the Issuers or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(d) The Initial Purchasers shall have received on the Closing Date (i) opinions dated the Closing Date, addressed to the Initial Purchasers, of (x) Dechert LLP, counsel to the Issuers and the Guarantors as to matters of U.S. federal, Delaware, New York, and Luxembourg law and the laws of England and Wales, (y) White & Case LLP (Japan), White & Case LLP (Hong Kong), Lee, Tsai & Partners, Attorneys-at-law, Kim & Chang and NautaDutilh N.V., counsel to the Issuers and Guarantors as to matters of Japanese, Hong Kong, Taiwanese, Korean, and Dutch law, respectively, and (z) John McFarland, general counsel of the Issuers, in each case in form and substance reasonably satisfactory to the Initial Purchasers and (ii) copies of any opinions delivered in connection with any of the other Transactions together with reliance letters relating to such opinions in form and substance reasonably satisfactory to the Representative and counsel to the Initial Purchasers.

(e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Latham & Watkins LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.

(f) On the date hereof, the Initial Purchasers shall have received a “comfort letter” from Samil PricewaterhouseCoopers, the independent public accountants for the Issuers and the Guarantors, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers (it being understood that if the Offering Memorandum is not printed on the date hereof, such comfort letter shall, on the date hereof, contain excerpts from the Preliminary Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included in the Preliminary Offering Memorandum and that, within twenty-four hours after the Offering Memorandum becomes available in final form (electronically or otherwise), the Initial Purchasers shall receive replacement excerpts from the Offering Memorandum indicating the procedures performed by such independent public accountants on the financial data included therein in form and substance satisfactory to the Representative and counsel to the Initial Purchasers). In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from Samil PricewaterhouseCoopers, the independent public accountants for the Issuers and the Guarantors, dated as of the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers.

(g) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indentures and the Security Documents and the Initial Purchasers shall have received copies thereof. The Issuers and the Guarantors shall have executed and delivered the Registration Rights Agreements and the Initial Purchasers shall have received executed counterparts thereof.

(h) In accordance with the terms of the Indentures, the Initial Purchasers and the Trustee shall have received each of the following documents which shall be reasonably satisfactory in form and substance to the Initial Purchasers, the Trustee and each of their respective counsel with respect to each mortgaged property and the Collateral, as appropriate:

(i) a Mortgage in favor of the Trustee encumbering each Issuer’s, the Parent’s or a Subsidiary’s fee interest in each mortgaged property, duly executed and acknowledged by such owner or holder of the fee interest constituting each such mortgaged property, in form for recording in the appropriate recording office of the political subdivision where such mortgaged property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such financing statements and other similar statements as are contemplated in respect of each such mortgage by the local counsel opinion referred to in subparagraph (xii) below, and any other instruments necessary to grant the interests purported to be granted by each such mortgage under the laws of any applicable jurisdiction, which mortgages and financing statements and other instruments shall be effective to create a Lien on such mortgaged property in favor of the Parity Lien Collateral Agent, subject to no Liens other than Permitted Prior Liens, as of the Closing Date, and thereafter;

(ii) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be reasonably necessary in order for the owner or holder of the fee interest or leasehold interest to grant the lien contemplated by the mortgage with respect to each mortgaged property;

(iii) with respect to each Mortgage, a policy of title insurance (or commitment to issue such a policy) insuring (or committing to insure) the lien of such Mortgage as a valid mortgage lien on the real property and fixtures described therein, with the priority described in the Offering Memorandum, in respect of the Senior Securities in an amount not less than $100,000,000 or as reasonably determined, in good faith, by the Issuers and reasonably acceptable to the Initial Purchasers, and which policy (or commitment) shall (a) be issued by a title company reasonably acceptable to the Initial Purchasers, (b) have been supplemented by endorsements reasonably requested by the Initial Purchasers (including, without limitation, endorsements on matters relating to usury, public road access, contiguity (where appropriate), address, survey, and so-called comprehensive coverage over covenants and restrictions); it being understood that where such endorsements are not available at commercially reasonable rates, the Issuers will obtain from local or special counsel opinions relating to usury and zoning letters from the appropriate governmental authorities or other evidence as to such matters, in each case, in form and substance reasonably satisfactory to the Initial Purchasers and (c) contain only such exceptions to title as shall be reasonably agreed to by the Initial Purchasers with respect to each such mortgaged property;

(iv) policies or certificates of insurance as required by the Security Documents, which policies or certificates shall bear endorsements of the character required pursuant to the Security Documents;

(v) Uniform Commercial Code (“UCC”) financing statements in appropriate form for filing under the UCC, and such other documents under applicable requirements of law in each jurisdiction as may be necessary or appropriate or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;

(vi) evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Issuers and Guarantors of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(vii) such affidavits, certificates and instruments of indemnification as shall be reasonably required to induce the title insurance company to issue the policy or policies (or commitment) contemplated in subparagraph (iii) above;

(viii) checks or wire transfers to the title insurance company in respect of amounts in payment of required registration cost and transfer taxes, if any, due in respect of the execution,

delivery or registration of the Mortgages, together with a check or wire transfer in the currency designated by the title company for the title insurance company in payment of its premium, search and examination charges, applicable survey costs and any other amounts then due in connection with the issuance of its policies (or commitments);

(ix) to the extent applicable, copies of all Leases and Subleases, if any, (as defined in the Mortgages), all of which Leases and Subleases shall be satisfactory to the Initial Purchasers; and

(x) All Security Documents shall have been executed by the Issuers and Guarantors parties thereto in form and substance reasonably satisfactory to the Initial Purchasers.

(i) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.

(j) The Securities shall be eligible for trading in Portal upon issuance. All agreements set forth in the blanket representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.

(k) The Parent, the Issuers and the Subsidiaries parties thereto shall have executed and delivered the Credit Documents and the Security Documents and the Initial Purchasers shall have received copies thereof. Each of the other Transactions (other than those aspects of the Refinancing scheduled to take place after the Closing Date) shall have been, or shall substantially simultaneously be, consummated without any amendment or waiver of any of the Transaction Documents (other than any such amendment or waiver approved by the Representative, such approval not to be unreasonably withheld), and the Initial Purchasers shall have received satisfactory evidence thereof

(l) The Initial Purchasers shall have received confirmation that the Issuers, the Parent and the Subsidiaries have appointed an authorized agent in the City and County of New York upon which service of process may be served in accordance with Section 15 of this Purchase Agreement.

(m) The Initial Purchasers shall have received a certificate, dated as of the Closing Date, of the President or any Vice President and a principal financial or accounting officer of MagnaChip Semiconductor Ltd. (Korea) in which such officers, shall state that (i) the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct as of the Closing Date (except representations and warranties expressly stated to relate to a specified date prior to the date of this Agreement, in which case such representations and warranties are true and correct in all material respects as of such specified date), (ii) the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) subsequent to the dates of the most recent financial statements in the Offering Memorandum, there has been no material adverse change, in the financial condition, business, properties or results of operations of the Issuers and the Subsidiaries taken as a whole except as set forth in the Offering Memorandum or as described in such certificate, (iv) since the execution of this Agreement, there shall not have been any decrease in the rating of any debt of the Parent, the Issuers or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and (v) any and all financial information contained in the Offering Memorandum with respect product category are true and correct in all material respects.

(n) The Initial Purchasers shall have received written confirmation that the Bank of Korea has formally approved MagnaChip Semiconductor, Ltd. (Korea)’s Guarantee of the Senior Notes as provided for in the Senior Indenture including the form of notation of guarantee attached thereto.

(o) The Initial Purchasers shall have received reasonably satisfactory written confirmation that MagnaChip Semiconductor S.a r.l. shall have been converted to a Luxembourg public limited liability company (societe anonyme).

(p) The Initial Purchasers shall have received MagnaChip Semiconductor, Ltd. (Korea)’s amended Articles of Incorporation evidencing that it is permitted to pay dividends twice a year.

(q) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the financial condition, business, properties or results of operations of the Parent, the Issuers and the Subsidiaries, taken as a whole which, in the judgment of a majority in interest of the Initial Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the completion of the offering or the sale of and payment for the Securities.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Issuers at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.

The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.

9. Initial Purchasers Information. The Issuers and the Initial Purchasers severally acknowledge that the statements set forth in the last full paragraph on page ii, and the first sentence of paragraph 5, the first two sentences of paragraph 7, and paragraphs 10 and 11 under “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Original Notes to and by the Initial

Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.

11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

(b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Issuers from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Issuers or any affiliate thereof if, on or prior to such date, (i) the Issuers and the Guarantors shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers and the Guarantors pursuant to Section 8 is not fulfilled when and as required in any material respect; (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State or Korean authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Korea shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representative’s judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum.

(c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.

(d) If this Agreement shall be terminated pursuant to clause (i) or (ii) of Section 11(b), or if the sale of the Securities provided for in this Agreement is not consummated because of any refusal, inability or failure on the part of the Issuers or the Guarantors to satisfy any condition to the obligations of the Initial Purchasers set forth in this Agreement to be satisfied on their part or because of any refusal, inability or failure on the part of the Issuers or the Guarantors to perform any agreement in this Agreement or comply with any provision of this Agreement, the Issuers and the Guarantors, jointly and severally, will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers (other than any defaulting Initial Purchaser pursuant to paragraph (e) below) for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) reasonably incurred in connection with this Agreement and the transactions contemplated hereby.

(e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as is reasonably necessary in the opinion of the Representative in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0680), Attention: Legal and Compliance Department and (ii) Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (fax number: 212-751-4869), Attention: Robert A. Zuccaro; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to MagnaChip Semiconductor, Ltd., 1 Hyangjeong-dong, hungduk-gu, Cheongju-si, 361-725, Korea, (telephone: (82-2-3459-3073), fax: (82-2-3459-3674), Attention: General Counsel, with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Geraldine Sinatra (Fax: (215) 994-2222) and Sang Park (Fax: (212) 314-0061).

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; one business day after being timely delivered to a next-day air courier (for U.S. destinations); and on the third Business Day, if timely delivered to an air courier guaranteeing three-day delivery (if to a non-U.S. destination). The Issuers and Guarantors shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representative

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.

14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).

15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers and each Guarantor shall irrevocably appoint an authorized agent pursuant to Section 8(l) of this Purchase Agreement, as its authorized agent in the City and County of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to each Issuer and each Guarantor, by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon each Issuer and each Guarantor, as applicable, in such suit or proceeding. The Issuers and each Guarantor hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

16. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Issuers and the Guarantors, as applicable, will indemnify each Initial Purchaser, and the Initial Purchasers will indemnify the Issuers and the Guarantors, against any loss incurred by such Initial Purchaser or the Issuers and the Guarantors, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the judgment currency actually received by such party. The foregoing indemnity shall constitute a separate and independent obligation of each of the Issuers, the Guarantors and the Initial Purchasers and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

18. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.

[Signature Pages Follow]

If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

MagnaChip Semiconductor S.a. r.l.

By:
Name:
Title:

MagnaChip Semiconductor Finance Company

By:
Name:
Title:

MagnaChip Semiconductor LLC

By:
Name:
Title:

MagnaChip Semiconductor Inc.

By:
Name:
Title:

MagnaChip Semiconductor Ltd (United Kingdom)

By:
Name:
Title:

MagnaChip Semiconductor Inc. (Japan)

By:
Name:
Title:

MagnaChip Semiconductor Ltd. (Hong Kong)

By:
Name:
Title:

MagnaChip Semiconductor Ltd. (Taiwan)

By:
Name:
Title:

MagnaChip Semiconductor B.V. (Netherlands)

By:
Name:
Title:

MagnaChip Semiconductor, Ltd. (Korea)

By:
Name:
Title:

MagnaChip Semiconductor SA Holdings LLC

By:
Name:
Title:

Confirmed and accepted as of the date first above written:

UBS SECURITIES LLC CITIGROUP GLOBAL MARKETS INC. GOLDMAN, SACHS & CO. J.P. MORGAN SECURITIES INC. DEUTSCHE BANK SECURITIES INC.

By:	UBS SECURITIES LLC
as Representative of the several Initial Purchasers and on behalf of UBS Securities Limited, Seoul Branch, as Selling Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule I

Initial Purchaser	Principal Amount of Original Fixed Rate Notes to Be Purchased
UBS Securities LLC	$90,000,000
Citigroup Global Markets Inc.	$60,000,000
Goldman Sachs & Co.	$60,000,000
J.P. Morgan Securities Inc.	$60,000,000
Deutsche Bank Securities Inc.	$30,000,000
Total	$300,000,000

Initial Purchaser	Principal Amount of Original Floating Rate Notes to Be Purchased
UBS Securities LLC	$60,000,000
Citigroup Global Markets Inc.	$40,000,000
Goldman Sachs & Co.	$40,000,000
J.P. Morgan Securities Inc.	$40,000,000
Deutsche Bank Securities Inc.	$20,000,000
Total	$200,000,000

Initial Purchaser	Principal Amount of Original Subordinated Notes to Be Purchased
UBS Securities LLC	$75,000,000
Citigroup Global Markets Inc.	$50,000,000
Goldman Sachs & Co.	$50,000,000
J.P. Morgan Securities Inc.	$50,000,000
Deutsche Bank Securities Inc.	$25,000,000
Total	$250,000,000

Selling Agent
UBS Securities Limited, Seoul Branch

Schedule II

Subsidiary	Jurisdiction of Organization	%
MagnaChip Semiconductor SA Holdings LLC (USA)	Delaware	100%
MagnaChip Semiconductor, Inc. (USA)	Delaware	100%
MagnaChip Semiconductor Inc. (Japan)	Japan	100%
MagnaChip Semiconductor Ltd. (United Kingdom)	United Kingdom	100%
MagnaChip Semiconductor, Ltd. (Hong Kong)	Hong Kong	100%
MagnaChip Semiconductor Ltd. (Taiwan)	Taiwan	100%
MagnaChip Semiconductor Ltd. (Korea)	Korea	100%
MagnaChip Semiconductor B.V. (Netherlands)	Netherlands	100%
MagnaChip Semiconductor Company	Delaware	100%

Exhibit A

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

The following exhibit has been excluded from this Exhibit 10.1:

Exhibit B—Form of Registration Rights Agreement

The registrant agrees to furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.